Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES THIRD QUARTER 2016 RESULTS

- Reports Earnings Per Share of $0.12 Per Fully Diluted Share -

- Reports Core FFO of $0.26 Per Fully Diluted Share -

- Leased 348,770 Square Feet of Office and Retail Space -

- Achieved a 59.3% Increase in Mark-To-Market Rent on New Manhattan Office Leases -

- Secured a $622 Million Equity Investment from an affiliate of Qatar Investment Authority -

New York, New York, November 2, 2016 - Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”), a real estate investment trust with office and retail properties in Manhattan and the greater New York metropolitan area, today reported its operational and financial results for the third quarter of 2016.

“We are pleased with our strong third quarter results, which reflect the continued successful execution of our strategy as we consolidate, redevelop and re-lease space to larger, higher credit quality tenants at materially higher rents. We saw another solid quarter of concluded leases and new leasing activity as our newly renovated space allowed us to achieve market-leading spreads on new Manhattan office and total portfolio leases of 59.3% and 30.2%, respectively, this quarter. Prospective tenants continued to be attracted to our modernized spaces within well-located, redeveloped amenity-rich office buildings,” stated John B. Kessler, Empire State Realty Trust’s President and Chief Operating Officer.

“For the year-to-date Observatory revenues grew 7.8% driven by increased tourist visits, improved revenue mix and favorable weekend weather conditions. As previously disclosed, on August 23rd we closed on a $622 million new issuance of common shares to an affiliate of the Qatar Investment Authority, and our performance for the quarter represents one month of our increased share count from that investment. Additionally, as we previously disclosed, we increased the capacity of our line of credit from $800 million to $1.1 billion. As we continue to unlock the embedded, de-risked growth within our portfolio, the added strength and flexibility in our balance sheet positions us to create long-term value for our shareholders,” added Kessler.

Third Quarter Highlights

•	Achieved net income attributable to the Company of $0.12 per fully diluted share and Core Funds From Operations (“Core FFO”) of $0.26 per fully diluted share.

•	This reflects our increased share count from the issuance of 9.9% of fully diluted shares on August 23rd.

•	Occupancy and leased percentages at September 30, 2016:

•	Total portfolio was 87.9% occupied; including signed leases not commenced (“SLNC”), the total portfolio was 90.3% leased.

•	Manhattan office portfolio (excluding the retail component of these properties) was 86.6% occupied; including SLNC, the Manhattan office portfolio was 89.5% leased.

•	Retail portfolio was 86.3% occupied; including SLNC, the retail portfolio was 88.3% leased.

•	Empire State Building was 90.1% occupied; including SLNC, the Empire State Building was 91.5% leased.

•	Executed 51 leases, representing 348,770 rentable square feet across the total portfolio, achieving a portfolio-wide 30.2% increase in mark-to-market rent over previous fully escalated rents on new, renewal, and expansion leases.

•	Signed 20 new leases representing 224,125 rentable square feet in the third quarter 2016 for the Manhattan office portfolio (excluding the retail component of these properties), achieving an increase of 59.3% in mark-to-market rent over previous fully escalated rents.

•	The Empire State Building Observatory revenue for the third quarter 2016 grew 6.7% to $38.1 million from $35.7 million in the third quarter 2015.

•	Issued 29,610,854 Class A common shares at $21.00 per share in a private placement transaction with an affiliate of the Qatar Investment Authority which raised approximately $622 million in gross proceeds.

•	Increased the Company’s committed borrowing capacity under the unsecured revolving credit facility from $800 million to $1.1 billion.

•	Declared a dividend in the amount of $0.105 per share for the third quarter 2016.

Financial Results for the Third Quarter 2016

Net income attributable to common stockholders was $16.0 million, or $0.12 per fully diluted share, compared to $11.2 million, or $0.10 per fully diluted share, in the third quarter of 2015.

Core FFO was $71.9 million, or $0.26 per fully diluted share, compared to $70.6 million, or $0.27 per fully diluted share, in the third quarter of 2015.

Modified FFO was $71.9 million, or $0.26 per fully diluted share, compared to $72.9 million, or $0.27 per fully diluted share, in the third quarter of 2015.

FFO was $70.0 million, or $0.25 per fully diluted share, compared to $70.9 million, or $0.27 per fully diluted share, in the third quarter of 2015.

A reconciliation of net income to FFO, Modified FFO and Core FFO is provided in the tables accompanying this press release.

Financial Results for the Nine Months Ended September 30, 2016

Net income attributable to common stockholders was $34.5 million, or $0.27 per fully diluted share, compared to $25.5 million, or $0.22 per fully diluted share, in the nine months ended September 30, 2015.

Core FFO was $194.8 million, or $0.72 per fully diluted share, compared to $191.5 million, or $0.72 per fully diluted share, in the nine months ended September 30, 2015.

Modified FFO was $194.2 million, or $0.72 per fully diluted share, compared to $191.6 million, or $0.72 per fully diluted share, in the nine months ended September 30, 2015.

FFO was $188.3 million, or $0.69 per fully diluted share, compared to $185.7 million, or $0.70 per fully diluted share, in the nine months ended September 30, 2015.

Portfolio Operations

As of September 30, 2016, the Company’s total portfolio contained 10.1 million rentable square feet of office and retail space. The Company’s occupancy levels fluctuate in certain periods due to the timing lag that exists between when tenants move out and before the Company completes redevelopment work and new leases commence. As of September 30, 2016, the Company’s portfolio was occupied and leased as follows. Leased percentages include signed leases not commenced.

	September 30, 2016	June 30, 2016	September 30, 2015

Percent occupied:
Total portfolio	87.9%	86.6%	87.4%
Total office	88.0%	86.9%	87.0%
Manhattan office	86.6%	84.9%	85.4%
Empire State Building	90.1%	88.7%	83.7%
Retail	86.3%	83.6%	92.7%
Percent leased:
Total portfolio	90.3%	89.4%	90.0%
Total office	90.4%	89.6%	89.7%
Manhattan office	89.5%	88.4%	88.4%
Empire State Building	91.5%	90.7%	91.2%
Retail	88.3%	86.0%	94.6%

Leasing

For the three months ended September 30, 2016, the Company executed 51 new, renewal, and expansion leases within the total portfolio, comprising 348,770 rentable square feet with an average starting rental rate of $57.61 per rentable square foot, representing an increase of 30.2% over the prior in-place rent on a fully escalated basis.

On a blended basis, the 45 new, renewal, and expansion office leases signed within the total portfolio during the quarter had an average starting rental rate of $54.12 per rentable square foot, representing an increase of 41.6% over the prior in-place rent on a fully escalated basis.

On a blended basis, the six new, and renewal retail leases signed within the total portfolio during the quarter had a starting rental rate of $99.07 per rentable square foot, representing a decrease of 19.0% over the prior in-place rent on a fully escalated basis.

Leases Signed in the Third Quarter 2016 for the Manhattan Office Portfolio

•	20 new leases comprising 224,125 rentable square feet, with an average starting rental rate of $60.46 per rentable square foot, representing an increase of 59.3% over the prior in-place rent on a fully escalated basis, and

•	17 renewal leases, comprising 40,459 rentable square feet, with an average starting rental rate of $49.62 per rentable square foot, representing an increase of 8.3% over the prior in-place rent on a fully escalated basis.

Significant Leases Executed During the Third Quarter 2016

•	At 111 West 33rd Street, the Company signed a new lease totaling 86,492 rentable square feet with the Michael J. Fox Foundation for Parkinson’s Research for a term of 12.5 years.

•	At the Empire State Building, the Company signed a new lease for two full floors, totaling 46,537 rentable square feet, with JCDecaux, for a term of 16.0 years.

•	At 1359 Broadway, the Company signed a new full floor lease, totaling 24,169 rentable square feet, with Sisense, Inc., for a term of 10.3 years.

Empire State Building

The Company continues to renovate and lease the 2.8 million rentable square foot Empire State Building, its flagship property. At September 30, 2016, the Empire State Building was 90.1% occupied; including SLNC, the Empire State Building was 91.5% leased.

During the third quarter 2016, the Company executed three office leases at the Empire State Building, representing 51,093 rentable square feet in the aggregate.

The Observatory revenue for the third quarter 2016 grew 6.7% to $38.1 million, from $35.7 million in the third quarter 2015. The Observatory hosted approximately 1,340,000 visitors in the third quarter 2016 compared to 1,327,000 visitors in the third quarter 2015, an increase of 1.0%. In the third quarter 2016, there were ten bad weather days, four of which fell on weekend days compared to six bad weather days, zero of which fell on weekend days, in the third quarter 2015.

For the nine months ended September 30, 2016, the Observatory hosted approximately 3,183,000 visitors, compared to 3,114,000 visitors for the same period in 2015, an increase of 2.2%. Observatory revenue was $91.1 million for the nine months ended September 30, 2016, a 7.8% increase from $84.5 million for the nine months ended September 30, 2015. The increase is a result of greater tourist visits, favorable weather conditions, and improved ticket mix. For the nine months ended September 30, 2016, there were 31 bad weather days, eight of which fell on weekend days compared to 52 bad weather days, 14 of which fell on weekend days, in the nine months ended September 30, 2015.

Balance Sheet

At September 30, 2016, there was no outstanding balance on the Company’s $1.1 billion unsecured revolving credit facility. On July 6, 2016, the Company increased its committed borrowing capacity under the unsecured revolving credit facility from $800 million to $1.1 billion. The unsecured revolving credit facility has an accordion feature allowing for an additional increase in its maximum aggregate principal balance to $1.25 billion under certain circumstances.

On August 23, 2016, an affiliate of Qatar Investment Authority purchased 29,610,854 newly issued Class A common shares at $21.00 per share, equivalent to a 9.9% economic interest in the Company on a fully diluted basis, and also received the right to vote 9.9% of Class A common shares of the company. The Company received approximately $621.8 million in gross proceeds from the sale. Proceeds from the investment were used to pay down the $45.0 million balance on the Company’s revolving credit facility. The Company intends to use the remaining proceeds for general corporate purposes, including redevelopment of the portfolio and future investments.

At September 30, 2016, the Company had total debt outstanding of approximately $1.6 billion, with a weighted average interest rate of 4.15% per annum, and a weighted average term to maturity of 4.9 years. As of September 30, 2016, the Company had no debt maturing during 2016 and $336.0 million of debt maturing in 2017. As of September 30, 2016, the Company had cash and cash equivalents of $594.3 million. The Company’s consolidated net debt to total market capitalization was approximately 14% as of September 30, 2016 and consolidated net debt to EBITDA was 3.1x.

Dividend

On September 30, 2016, the Company paid a dividend of $0.105 per share for the third quarter 2016 to holders of the Company’s Class A common stock and Class B common stock and to holders of the operating partnership’s Series ES, Series 250 and Series 60 operating partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR operating partnership units. The Company paid a dividend of $0.15 per unit for the third quarter 2016 to holders of the operating partnership’s private perpetual preferred units.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, November 3, 2016 at 8:30 am Eastern time.

The webcast will be available in the Investors section of the Company’s website at www.empirestaterealtytrust.com. To listen to a live broadcast, go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.

The conference call can be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers. A replay will be available shortly after the call and can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13647068. A replay of the conference call will be available until November 10, 2016.

The Supplemental Report will be available prior to the conference call in the Investors section of the Company’s website, www.empirestaterealtytrust.com.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT), a leading real estate investment trust (REIT), owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous building. Headquartered in New York, New York, the Company’s office and retail portfolio covers 10.1 million rentable square feet, as of September 30, 2016, consisting of 9.4 million rentable square feet in 14 office properties, including nine in Manhattan, three in Fairfield County, Connecticut and two in Westchester County, New York; and approximately 707,000 rentable square feet in the retail portfolio.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: changes in our industry, the real estate markets, either nationally or in Manhattan or the greater New York metropolitan area; resolution of the litigations and arbitration involving the company; reduced demand for office or retail space; general volatility of the capital and credit markets and the market price of our Class A common stock and our publicly-traded OP Units; changes in technology and market competition, which affect utilization of our broadcast or other facilities; changes in domestic or international tourism, including geopolitical events and currency exchange rates; defaults on, early terminations of, or non-renewal of leases by tenants; fluctuations in interest rates; declining real estate valuations and impairment charges; our failure to obtain necessary outside financing, including our unsecured revolving credit facility; decreased rental rates or increased vacancy rates; our failure to redevelop and reposition properties successfully or on the anticipated timeline or at the anticipated costs; difficulties in identifying properties to acquire and completing acquisitions; risks of real estate development (including our Metro Tower development site), including the cost of construction delays and cost overruns; and conflicts of interest affecting any of our senior management team.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2015, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact:

Investors

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@empirestaterealtytrust.com

Media

Brandy Bergman/Hugh Burns

Sard Verbinnen & Co.

(212) 687-8080

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Income

(unaudited and amounts in thousands, except per share data)

	Three Months Ended September 30,
	2016	2015
Revenues
Rental revenue	$115,634	$110,903
Tenant expense reimbursement	19,176	23,096
Observatory revenue	38,093	35,702
Third-party management and other fees	404	618
Other revenue and fees	2,541	5,460

Total revenues	175,848	175,779

Operating expenses
Property operating expenses	38,585	41,052
Ground rent expenses	2,331	2,331
General and administrative expenses	11,798	10,182
Observatory expenses	7,250	7,896
Real estate taxes	24,691	23,613
Acquisition expenses	—	193
Depreciation and amortization	37,607	45,169

Total operating expenses	122,262	130,436

Total operating income	53,586	45,343
Interest expense	(17,939)	(16,680)

Income before income taxes	35,647	28,663
Income tax expense	(2,750)	(2,578)

Net income	32,897	26,085
Preferred unit distributions	(234)	(234)
Net income attributable to non-controlling interests	(16,690)	(14,631)

Net income attributable to common stockholders	$15,973	$11,220

Total weighted average shares
Basic	136,831	115,900

Diluted	280,614	265,873

Net income per share attributable to common stockholders
Basic	$0.12	$0.10

Diluted	$0.12	$0.10

For the three months ended September 30, 2015, certain Empire State Building public relations costs previously included in property operating expenses are included in observatory expenses. For the three months ended September 30, 2016 and 2015, these costs were $471 and $612, respectively.

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Income

(unaudited and amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2016	2015
Revenues
Rental revenue	$343,155	$333,827
Tenant expense reimbursement	56,350	59,878
Observatory revenue	91,112	84,525
Construction revenue	—	1,981
Third-party management and other fees	1,372	1,658
Other revenue and fees	6,748	10,565

Total revenues	498,737	492,434

Operating expenses
Property operating expenses	115,075	120,341
Ground rent expenses	6,994	6,994
General and administrative expenses	35,623	28,395
Observatory expenses	21,900	23,391
Construction expenses	—	3,222
Real estate taxes	71,773	69,543
Acquisition expenses	98	193
Depreciation and amortization	115,382	126,216

Total operating expenses	366,845	378,295

Total operating income	131,892	114,139
Interest expense	(53,310)	(50,298)

Income before income taxes	78,582	63,841
Income tax expense	(4,340)	(3,283)

Net income	74,242	60,558
Preferred unit distributions	(702)	(702)
Net income attributable to non-controlling interests	(39,050)	(34,378)

Net income attributable to common stockholders	$34,490	$25,478

Total weighted average shares
Basic	126,740	112,741

Diluted	271,028	265,868

Net income per share attributable to common stockholders
Basic	$0.27	$0.23

Diluted	$0.27	$0.22

For the nine months ended September 30, 2015, certain Empire State Building public relations costs previously included in property operating expenses are included in observatory expenses. For the nine months ended September 30, 2016 and 2015, these costs were $1,797 and $1,710, respectively.

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended September 30,
	2016	2015

Net income	$32,897	$26,085
Preferred unit distributions	(234)	(234)
Real estate depreciation and amortization	37,318	45,072

FFO attributable to common stockholders and non-controlling interests	69,981	70,923

Amortization of below-market ground leases	1,957	1,957

Modified FFO attributable to common stockholders and non-controlling interests	71,938	72,880
Acquisition break-up fee	—	(2,500)
Acquisition expenses	—	193

Core FFO attributable to common stockholders and non-controlling interests	$71,938	$70,573

Total weighted average shares
Basic	278,739	265,873

Diluted	280,614	265,873

FFO per share
Basic	$0.25	$0.27

Diluted	$0.25	$0.27

Modified FFO per share
Basic	$0.26	$0.27

Diluted	$0.26	$0.27

Core FFO per share
Basic	$0.26	$0.27

Diluted	$0.26	$0.27

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2016	2015

Net income	$74,242	$60,558
Preferred unit distributions	(702)	(702)
Real estate depreciation and amortization	114,779	125,847

FFO attributable to common stockholders and non-controlling interests	188,319	185,703

Amortization of below-market ground leases	5,873	5,873

Modified FFO attributable to common stockholders and non-controlling interests	194,192	191,576

Acquisition break-up fee	—	(2,500)
Deferred financing cost write-off	552	1,749
Acquisition expenses	98	193
Construction severance expenses, net of income taxes	—	480

Core FFO attributable to common stockholders and non-controlling interests	$194,842	$191,498

Total weighted average shares
Basic	270,388	265,868

Diluted	271,028	265,868

FFO per share
Basic	$0.70	$0.70

Diluted	$0.69	$0.70

Modified FFO per share
Basic	$0.72	$0.72

Diluted	$0.72	$0.72

Core FFO per share
Basic	$0.72	$0.72

Diluted	$0.72	$0.72

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	September 30,	December 31,
	2016	2015
Assets
Commercial real estate properties, at cost	$2,406,006	$2,276,330
Less: accumulated depreciation	(532,406)	(465,584)

Commercial real estate properties, net	1,873,600	1,810,746
Cash and cash equivalents	594,297	46,685
Restricted cash	60,752	65,880
Tenant and other receivables	19,569	18,782
Deferred rent receivables	143,578	122,048
Prepaid expenses and other assets	33,685	50,460
Deferred costs, net	287,591	310,679
Acquired below market ground leases, net	378,018	383,891
Goodwill	491,479	491,479

Total assets	$3,882,569	$3,300,650

Liabilities and equity
Mortgage notes payable, net	$763,457	$747,661
Senior unsecured notes, net	589,546	587,018
Unsecured term loan facility, net	262,830	262,545
Unsecured revolving credit facility, net	—	35,192
Accounts payable and accrued expenses	154,573	111,099
Acquired below market leases, net	87,708	104,171
Deferred revenue and other liabilities	24,176	31,388
Tenants’ security deposits	47,440	48,890

Total liabilities	1,929,730	1,927,964
Total equity	1,952,839	1,372,686

Total liabilities and equity	$3,882,569	$3,300,650